Exhibit 16.1
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                                January 20, 2000




Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read the statements made by Diamond Entertainment Corporation (the "Company") (File No. 0-17953) which we understand will be filed with the Securities and Exchange Commission (the "Commission"), pursuant to the requirements of Item 4 of Form 8-K, as part of the Company's Current Report on Form 8-K, to be filed with the Commission on January 21, 2000. We agree with the statements made concerning Moore Stephens, P. C. in such Form 8-K.




                                                   Sincerely,


                                                   /S/ Moore Stephens P.C.

                                                   MOORE STEPHENS, P. C.